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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SONUS Pharmaceuticals, Inc., 1999 Nonqualified Stock Incentive Plan and 2000 Stock Incentive Plan of our report dated January 21, 2000, except for Note 12, as to which the date is February 15, 2000 with respect to the financial statements of SONUS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                            ERNST & YOUNG LLP
Seattle, Washington
November 14, 2000